Exhibit 10.1
SHIPBUILDING CONTRACT
Between
MARITRANS OPERATING COMPANY, L.P.
and
BENDER SHIPBUILDING & REPAIR CO., INC.
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TABLE OF CONTENTS

ARTICLE I — DESCRIPTION AND CLASS	6

A. Description:	6
B. Dimensions and Characteristics:	6
C. Classification, Rules and Regulations:	7
D. Subcontracting:	7
E. Maker’s List:	7

ARTICLE II — CONTRACT PRICE AND TERMS OF PAYMENT	8

A. Contract Price:	8
B. Terms of Payment:	8

ARTICLE III — ADJUSTMENT OF CONTRACT PRICE	9

A. Delivery:	9
B. Fuel Consumption:	10
C. Noise and Vibration:	11

ARTICLE IV — APPROVAL OF PLANS AND DRAWINGS AND INSPECTION DURING CONSTRUCTION	14

A. Approval of Plans and Drawings:	14
B. Appointment of Buyer’s Representative:	15
C. Inspection by Buyer’s Representative:	15
D. Facilities:	16
E. Responsibility of Buyer:	16

ARTICLE V — MODIFICATIONS	17

A. Modifications of Specifications:	17
B. Change in Class:	19
C. Substitution of Materials:	19

ARTICLE VI — TRIALS	20

A. Notice:	20
B. Weather Conditions:	20
C. How Conducted:	20
D. Method of Acceptance or Rejection:	21
E. Effect of Acceptance:	21
F. Disposition of Surplus Consumable Stores:	22

ARTICLE VII — PRODUCTION SCHEDULES AND PROGRESS MEETINGS	22
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ARTICLE VIII — DELIVERY	22

A. Time and Place:	22
B. When and How Effected:	23
C. Documents to be Delivered to Buyer:	23
D. Tender of Tugs:	24
E. Title and Risk:	24
F. Removal of Tugs:	24

ARTICLE IX — DELAYS AND EXTENSION OF TIME FOR DELIVERY	24

A. Causes of Delay:	24
B. Notice of Delay:	25
C. Definition of Permissible Delay:	26

ARTICLE X — WARRANTY	26

A. Warranty:	26
B. Notice of Defects:	27
C. Remedy of Defects:	27
D. Extent of Builder’s Responsibility:	28

ARTICLE XI — BUILDER’S DEFAULT	28

A. Default by Builder:	28
B. Remedies for Builder’s Default:	29

ARTICLE XII — BUYER’S DEFAULT	30

A. Default by Buyer:	30
B. Remedies for Buyer’s Default:	30

ARTICLE XIII — INSURANCE	31

A. Builder’s Insurance:	31
B. Buyer’s Insurance:	32

ARTICLE XIV — DISPUTE RESOLUTION	33

ARTICLE XV — RIGHT OF ASSIGNMENT	34

ARTICLE XVI — TAXES	34
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ARTICLE XVII — PATENTS, TRADEMARKS, COPYRIGHTS, ETC.	34

A. Patents, Trademarks and Copyrights:	35
B. Specifications and Drawings:	35

ARTICLE XVIII — BUYER FURNISHED EQUIPMENT	35

A. Responsibility of Buyer:	35
B. Responsibility of Builder:	36

ARTICLE XIX — NOTICES	36

A. Address:	36
B. Language:	37

ARTICLE XX — TITLE	37

ARTICLE XXI — INTERPRETATION	38

A. Laws Applicable:	38
B. Discrepancies:	38
C. Entire Agreement:	38

ARTICLE XXII — LIMITATION OF LIABILITY AND NO BROKERAGE	39

A. Limitation of Liability:	39
B. Brokerage:	39

ARTICLE XXIII — INDEMNITIES	39

A. Builder Indemnity:	39
B. Buyer Indemnity:	41

ARTICLE XXIV — CONTRACT PERFORMANCE SECURITY	42

ARTICLE XXV — MISCELLANEOUS	43

A. Confidentiality:	43
B. Buyer’s Business Standards:	44

ARTICLE XXVI — EFFECTIVE DATE OF CONTRACT	44
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EXHIBIT A	THE SPECIFICATIONS	46

EXHIBIT B	THE DRAWINGS	46

EXHIBIT C	MILESTONE PAYMENTS	46

EXHIBIT D	PROTOCOL OF DELIVERY AND ACCEPTANCE	46
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SHIPBUILDING CONTRACT
THIS CONTRACT, dated as of this 25th day of May, 2006, by and between Bender Shipbuilding & Repair Co., Inc., a corporation organized and existing under the laws of Alabama (“Builder”), having its principal office at 265 South Water Street, Mobile, AL 36603 (“the Shipyard”), and Maritrans Operating Company, L.P., a limited partnership organized and existing under the laws of Delaware (“Buyer”), having its principal office at Two Harbor Place, 302 Knights Run Ave., Tampa, FL 33602.
WITNESSETH:
In consideration of the mutual covenants herein contained, Builder agrees to design, build, launch, equip and complete at the Shipyard and sell and deliver to Buyer two (2) 8,000 HP Tugs (“the Tugs”), as more fully described in Article I hereof. Buyer agrees to purchase and take delivery of the Tugs from Builder at the Shipyard and to pay for the same, all upon the terms and conditions hereinafter set forth.
ARTICLE I — DESCRIPTION AND CLASS
A.	Description:

The Tugs shall have Builder’s Hull Nos.:

Tug 1	Hull No. 8015
Tug 2	Hull No. 8016
The Tugs shall be designed, constructed, equipped and completed in accordance with the provisions of this Contract, and the Specifications (“the Specifications”) and Drawings (“Drawings”) signed by each of the parties hereto for identification and attached hereto as Exhibits A and B and made an integral part hereof.
B. Dimensions and Characteristics:

Length overall:	[****]
Beam molded	[****]
Depth, molded (baseline @ midship)	[****]
The details of the above dimensions, as well as definitions and methods of measurements and calculations are more fully described in the Specifications.
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C.	Classification, Rules and Regulations:
1.	The Tugs, including their machinery, equipment and outfitting shall be constructed in accordance with the rules (as published and interpreted as of the date of this Contract, and the edition and amendments thereto being in force as of the date of this Contract) of and under special survey of the American Bureau of Shipping (herein called the “Classification Society”), with the notation set out in the Specifications (herein referred to as the “Class”).

2.	Decisions of the Classification Society as to compliance or non-compliance with the rules thereof shall be final and binding upon both parties hereto.

3.	The Tugs shall also comply with the rules, regulations and requirements of other regulatory bodies as described in the Specifications, as the same have been publicly interpreted and were in effect as of the date of this Contract.

4.	All fees and charges incidental to the classification and with respect to compliance with the above referred rules, regulations and requirements shall be for account of Builder.
D.	Subcontracting:

Builder may, at its sole discretion and responsibility, subcontract any portion of the construction work of the Tugs, provided however, that no such subcontract in excess of Two Hundred Thousand Dollars ($200,000) will be executed without Buyer’s prior written consent as to amount, work, and the subcontractor, which consent shall not be unreasonably withheld. Subject to the provisions of Article X, Builder will remain responsible to Buyer for the performance of any and all subcontractors and for any and all work by subcontractors.

E.	Maker’s List:

Buyer has reviewed and approved the list of suppliers nominated by Builder for delivery of certain therein defined equipment, machinery and services (herein referred to as the “Maker’s List”) signed by each of the parties hereto for identification and incorporated within the Specifications. Builder shall endeavor to select suppliers for the therein-defined equipment, machinery and services from the Maker’s List, and may, without the interference of Buyer, in its sole discretion, select between the different suppliers nominated therein. However, if Buyer requests Builder to order any equipment, machinery or services from a particular supplier listed on the Maker’s List, Builder will take all reasonable steps to
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comply with such request, provided that Buyer shall reimburse Builder any reasonable extra costs associated with such request.
ARTICLE II — CONTRACT PRICE AND TERMS OF PAYMENT
A.	Contract Price:
1.	The purchase price of Tug 1 is US$[****] and the purchase price of Tug 2 is $[****], the total of which is $31,400,000 (the “Contract Price”).

2.	The Contract Price is exclusive of Buyer Furnished Equipment as provided in Article XVII hereof and shall be subject to upward or downward adjustment, if any, as hereinafter set forth in this Contract.

3.	All applicable taxes, duties and tariffs imposed by federal, state or local laws as well as assessments of charges for social security, retirement and unemployment benefits, are the responsibility of the Builder and are included in the Contract Price.
B.	Terms of Payment:
1.	The Contract Price shall be paid by Buyer to Builder in accordance with the milestone payment schedule which is attached hereto as Exhibit C.
a.	Although the progress payments are linked to Contractor’s completion of certain milestones, Contractor acknowledges that scheduling of all work is exclusively and solely the responsibility of Contractor, and that Contractor will not artificially manipulate the schedule of construction of the Vessel merely to achieve earlier milestone payments.

b.	Any milestone payment shall be due upon the completion of the milestone and no earlier than 15 days prior to the milestone date contained in Exhibit C. As Builder is not responsible for the modification of the barges to which the Tugs will be connected, the final milestone payment shall be due on the date set forth in Exhibit C, whether or not the “Intercon with barge trials” are conducted by such date.
2.	The milestone payment schedule amounts are based upon the average price of each Tug rather than the actual price set forth in Paragraph A above.
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3.	Buyer will pay Builder upon presentation of an invoice:
a.	The initial invoice will be paid within five (5) business days of receipt.

b.	All other invoices will be paid within ten business (10) days of receipt.
4.	Upon request of the Buyer, Builder shall demonstrate to the reasonable satisfaction of the Buyer that provision has been made for payment (unless such payment is disputed by Builder) to all contractors, subcontractors, or others for services performed on the Tugs, prior to payment by the Buyer for work performed by the Builder. Builder hereby agrees to provide Buyer with a full accounting on a monthly basis of expenditures made on the project, if requested.

5.	If Owner can demonstrate a reasonable basis for a belief that the Builder may be financially unable to complete the Work required by this Contract or has breached Maritrans’ Vendor Code of Conduct, Buyer [****] all of Builder’s books, records, and correspondence pertaining to the Contract, from the time of initial payment until 18 months after completion of the second Tug.
ARTICLE III — ADJUSTMENT OF CONTRACT PRICE
The Contract Price shall be subject to adjustment, as hereinafter set forth, in the event of the following contingencies (it being understood by both parties that any reduction of the Contract Price is by way of liquidated damages and not by way of penalty):
A. Delivery:
1.	For each Tug, if the Tug is not delivered on its respective Delivery Date, for every day after the Delivery Date the Contract Price for such Tug shall be reduced by deducting therefrom liquidated damages calculated as follows:

1st through 30th day	$[****] per calendar day
31st through 90th day	$[****] per calendar day
91st through 210th day	$[****] per calendar day
Provided, that prior to exercising such right to deduct any such liquidated damages, Buyer shall set forth in writing to Builder the amount (and related supporting calculations) of the liquidated damages claimed by Buyer. If Builder disputes any such claimed liquidated damages, then Buyer shall if requested provide a bank guaranty or other security reasonably satisfactory
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to the Builder in the amount of the disputed liquidated damages until such time as the dispute with respect to the underlying claim is resolved between the parties by mutual agreement or pursuant to Article XIV below.
2.	If Buyer requests in writing that the delivery of either Tug be made earlier than the Delivery Date, and if the delivery of the Tug is made, in response to such request of Buyer, then, in such event, beginning with the first (1st) day prior to the Delivery Date, the Contract Price of the Tugs shall be increased by adding thereto US$[****] for each full day (it being understood that Builder’s acceptance of such request by Buyer for early delivery shall in no way be construed as a change or alteration of the Delivery Date under this Contract).
B.	Fuel Consumption:
1.	Fuel oil consumption at 2984 kW load (100 % of MCR) for the selected main engine and at a speed of 900 rpm (or according to propeller law) will not exceed [****] g/kW-hr with a tolerance of five percent (5%) (hereinafter referred to as “Guaranteed Fuel Oil Consumption”) during test running at the engine manufacturer’s factory prior to the delivery. Guaranteed Fuel Oil Consumption shall be valid at reference conditions ISO 3046/I and a fuel net lower calorific heat value of 42.700 kJ/kg (10.198 kcal/kg) when running on available fuel without engine driven pumps. The leakage fuel in each engine will not be calculated into the consumption.

2.	However, commencing with and including an excess of five percent (5%) in the actual fuel consumption, corrected to ISO reference condition above, over the Guaranteed Fuel Oil Consumption, the Contract Price shall be reduced by the sum of $[****] per engine for each full [****] percent ([****]%) increase in Fuel Oil Consumption above said [five] percent ([****]%) (fractions of [one] percent ([****]%) to be prorated) to a maximum of [****]%.

3.	Should the engine manufacturer, in order to meet the Fuel Oil Consumption guarantee, be required to make adjustments or modifications to any or all engines and any such adjustments or modifications result in a delay of delivery of any engine to the Builder from the mutually agreed scheduled delivery date, Builder will be entitled to up to [****] days of force majeure on a day for day basis for such late delivery.

4.	Builder and Buyer agree that the fuel consumption figures and liquidated damages provided for in Subparagraphs 1 and 2 above are based on a specific engine manufacturer. Should another engine manufacturer be selected after execution of this Contract, the fuel consumption and liquidated damages provided by that manufacturer will apply without any additional cost or burden to Builder. A change to Subparagraphs 1 and 2
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above will be issued as a modification to this Contract within forty eight (48) hours of final selection of an engine manufacturer if different from the manufacturer selected above.

5.	The foregoing fuel consumption provisions of this Paragraph (Subparagraphs 1 through 4 above) are based upon the installation of [****] engines. Buyer may direct Builder to install [****] engines, provided such direction shall be received in writing by Builder not later than COB, CDT, 5 June 2006. If Buyer so directs Builder to use [****] engines and [****] engines are available, the parties shall renegotiate the standards contained in those Subparagraphs based upon [****] engine specifications and the Contract Price shall be adjusted by the difference between the [****] and [****] engines.
C.	Noise and Vibration:
1.	Noise
a.	The Tug will achieve noise requirements established by IMO Resolution A.468, Code for Noise Levels On Board Ship (“IMO A.468”) for all accommodation spaces, navigation spaces and service spaces, including the barge office, in accordance with Sub-subparagraph c below. Measures to be undertaken are discussed comprehensively in the Specifications.

b.	To achieve the noise levels defined in Sub-subparagraph c below, Builder will install noise control hardware and materials as required by the Specifications, and other measures as stated in the Specifications. Those other measures may also include the strategic positioning of tanks located directly above the propellers so as to attenuate propeller induced noise, where possible. Builder will also retain the services of a qualified HVAC system subcontractor. HVAC systems will be analyzed for noise in accordance with procedures defined in, ASHRAE 1999, Chapter 46, “Sound and Vibration Control”. HVAC systems will be designed with a goal that HVAC system noise contributions are at least approximately [****] dB below the limits stated in IMO A.468 such that when machinery noise contributions are present, the total noise level in a ship compartment does not exceed the levels.

c.	Builder will achieve compliance with IMO A.468 standards for the navigation [****]-dBA) and for all offices (65-dBA) at 01 deck and above and for all accommodation space cabins (60-dBA) at 01 deck and above. For all other accommodation space cabins, mess room, and other spaces located on main deck or those accommodation space cabins or other spaces which, by
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arrangement, are located adjacent to any machinery spaces, connection/coupler systems or in close proximity to propellers, Builder will achieve a noise level between [****]-dBA. The galley, pantry, mess, laundry, public toilets and state rooms at main deck level will be at a maximum of [****]-dBA, as required by IMO A.468, as interpreted by USCG under NVIC 12-82.

d.	Any noise level that exceeds the requirements stated above will be investigated by Builder’s selected noise analyst. The cost of such noise analyst will be to the account of Builder. This noise analyst will develop a comprehensive list of recommended corrective actions and specific elements of this list will be acted upon by Builder as discussed below, to the reasonable satisfaction of the noise analyst and Buyer. Builder may, at its discretion, elect to implement those measures which it considers to be most cost effective in reducing the noise levels to those spaces mentioned above and Builder will expend up to $[****] per Tug on corrective actions which are considered by the Builder and the Builder’s assigned noise analyst to be the most cost effective measures to achieve the required noise levels. This $[****], or any portion thereof, will be the cost for changes to the first Tug only. These same changes will be applied to all subsequent Tugs. However, upon expenditure of this $[****], Builder may, at its discretion, elect to pay liquidated damages specified herein in lieu of taking such corrective action should the cost of any or all corrective action exceed the value of the liquidated damages to be paid under this section. Further:
(1)	Should, upon completion of corrective actions taken by the Builder, the noise level problem persist or is mitigated only to a level which is still above the required levels stated above, Builder shall pay liquidated damages of $[****] per decibel per space above the required levels to a maximum level of [****] decibels above the required noise level. The liquidated damages under this section will be limited to a total of $[****].

(2)	Should the noise levels in any accommodation or control space, after corrective action has been taken by the Builder, exceed the levels stated above by greater than [****] decibels, Builder will pay liquidated damages in the amount of $[****] per decibel per space in excess of 5 decibels above the required noise level. The liquidated damage to be paid for cases where noise levels exceed by greater than [****] decibels above the required noise levels will be limited to a total of $[****].
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(3)	Buyer may elect to refuse to accept the Tug for any noise level in any accommodation or control space at 01 level or above which exceeds the guaranteed levels of Paragraph D.1.(c). above by greater than [****] decibels or any other space identified in Paragraph D.1.(c) which is equal to or greater than [****] decibels.
2.	Vibration
a.	The Tugs will meet the Specification requirements regarding vibration limits as set out in ISO 6954, “Mechanical Vibration and Shock - Guidelines for the Overall Evaluation of Vibration in Merchant Ships” for peak acceleration less than or equal to 285mm/s2 for the frequency range of [****] Hz to [****] Hz and for peak velocity less than or equal to 9 mm/s for the frequency range [****] Hz to [****] Hz.

b.	During the engineering design phase Builder will retain the services of the propulsion engine manufacturer selected by Buyer to perform a propulsion system torsional analysis. Builder will also retain the services of a qualified noise and vibration analysis firm such as BBN Technologies to perform a comprehensive whole ship (hull and superstructure) finite element vibration analysis using methods defined in the Specifications.

c.	Predicted vibration levels during the design phase will be compared against the specified vibration limits to verify vibration compliance. If excessive vibration is predicted, Builder will undertake reasonable corrective measures such as selection of a specific alternate propeller, local stiffening of structure, or inclusion of additional vibration dampening material into the ship design.

d.	Any vibration level that exceeds the requirements stated above will be investigated by Builder’s selected vibration analyst. The cost of such vibration analyst will be to the account of Builder. This vibration analyst will develop a comprehensive list of recommended corrective actions and each element of this list will be acted upon by Builder to the reasonable satisfaction of the vibration analyst and Buyer. If, upon completion of all directed corrective actions, the vibration level exceeds the standard required in Article III.D.2.(a), Buyer may elect to refuse to accept the Tug.
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ARTICLE IV — APPROVAL OF PLANS AND DRAWINGS AND
INSPECTION DURING CONSTRUCTION
A. Approval of Plans and Drawings:
1.	Builder shall submit to Buyer four (4) hard copies and one (1) electronic copy via e-mail or on CD-ROM of the plans, drawings, and calculations required to be submitted thereto for its review. Buyer or Buyer’s designated Engineering representative shall, within twenty one (21) calendar days after earliest receipt thereof, respond to Builder, either through hard copy or electronically via e mail, with Buyer’s comments, if any, either written on the plans thereon or in a comment letter referencing the plan, drawing or calculation. All hard copy drawing, plan and calculation submissions between Buyer and Builder will be by overnight delivery through a well established courier service, the cost of such courier service being borne by the sender. Buyer will, in response to any drawing, plan or calculation submission from Builder, designate each drawing formally as either “Approved without comment”, “Approved with Comments” or “Not Approved”. Builder and Buyer will coordinate their efforts to ensure that the twenty one (21) calendar day review time is reduced to the minimum interval consistent with effective review through mutually agreed drawing development and submission schedules and timely assignment of adequate personnel to the tasks of review. Builder may formally request expedited review for plans, drawings and calculations. Buyer agrees to consider each such request on a case by case basis and advise Builder of ability to meet the requested date and any delays to other review tasks but is in under no obligation to accept expedited review. Builder shall submit to the Regulatory Agencies, the plans, drawings and calculations that require their approval. Copies of all correspondence between the Builder and the Regulatory Agencies as well as all hard copies of plans, drawings and calculations returned stamped by the Regulatory Agencies shall be submitted immediately to the Buyer in hard copy or in electronic files shared through Builder’s electronic file system.

2.	When and if Buyer’s Representative shall have been sent by Buyer to Builder in accordance with Paragraph B of this Article, Builder shall provide the Buyer’s Representative at any and all Builder sites where a Buyer’s Representative is assigned one (1) hard copy of the latest revisions of all previously approved drawings. This Buyer’s Representative, regardless of where located, will be provided one information hard copy of all drawing, plan and calculation submissions to Buyer addressed in Subparagraph 1 above.

3.	Plans, drawings and calculations must be submitted for review and approval by the Owner and Regulatory Agencies prior to their use for the
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construction of the vessel. Plans, drawings and calculations must be reviewed and returned by the Owner within twenty one (21) calendar days of receipt by the Owner. If the plans, drawings or calculations are not returned by the Owner within twenty one (21) working days, they shall be deemed to be approved. Should the Builder begin work covered by a plan, drawing, calculation, etc. being reviewed by the Owner prior to the Owner’s return of the drawing by the time specified herein, the Builder shall be responsible for all remediation and additional work to complete the work to satisfy the Owner’s comments within the scope of these Specifications with no additional cost to the Owner. The Builder is required to submit a plan, drawing or calculation for comment and approval by the Owner even if it is identical in every way to the original Contract Drawing.

4.	Approval of these drawings by the Buyer or the Regulatory Agencies shall not relieve the Builder of its responsibility to deliver a complete and operable Tug in accordance with the requirements of the Specifications. Construction errors and omissions must be corrected by the Builder in accordance with Article X prior to delivery, even if the item at hand was constructed as depicted on the plans, drawings or calculations approved by the Buyer or the Regulatory Agencies. In no case shall the approval of the drawings be interpreted as approval of errors or omissions.

5.	Errors or inconsistencies in Buyer comments to drawings, plans and calculations submitted under Paragraph 3 above with regard to the specifications, contract drawings or any requirements of class or regulatory authority will be brought to the immediate attention of the Buyer by the Builder with full delineation of the nature and scope of the error or inconsistency. Buyer direction to incorporate such errors or inconsistencies will be formally documented by Buyer to Builder with full acknowledgement of Builder’s notification. Buyer directed incorporation of such errors or inconsistencies may be the subject of an adjustment to contract price, if rejected by class or regulatory authority.
B.	Appointment of Buyer’s Representative:

Buyer may send to and maintain at the Shipyard, at Buyer’s own cost and expense, one representative who shall be duly authorized in writing by Buyer (herein called “ Buyer’s Representative”) to act on behalf of Buyer in connection with modifications of the Specifications, adjustments of the Contract Price, approval of the plans and drawings, attendance to the tests and inspections relating to the Tugs, its machinery, equipment and outfitting, and any other matters for which he is specifically authorized by Buyer

C.	Inspection by Buyer’s Representative:
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1.	The necessary inspections of the Tugs, its machinery, equipment and outfitting shall be carried out by the Classification Society, other regulatory bodies and/or an inspection team of Builder throughout the entire period of construction, in order to ensure that the construction of the Tugs is duly performed in accordance with this Contract and the Specifications. Buyer’s Representative shall have, during construction of the Tugs, the right to attend all tests, trials and inspections of the Tugs, their machinery, equipment and outfitting. Builder shall give a notice to Buyer’s Representative reasonably in advance of the date and place of such tests and inspections to be attended by him for his convenience. Failure of Buyer’s Representative to be present at such tests and inspections after due notice to him as above provided shall be deemed to be a waiver of his right to be present.

2.	In the event that Buyer’s Representative discovers any construction or material or workmanship which is not deemed to conform to the requirements of this Contract and/or the Specifications, Buyer’s Representative shall promptly give Builder a notice in writing as to such non-conformity. Upon receipt of such notice from Buyer’s Representative, Builder shall correct such non-conformity, if Builder agrees to his view. In all working hours during the construction of the Tugs until delivery thereof, Buyer’s Representative shall be given free and ready access to the Tugs, their engines and accessories, and to any other place where work is being done, or materials are being processed or stored, in connection with the construction of the Tugs, including the yards, workshops, stores and offices of Builder. Builder shall seek to arrange with Builder’s subcontractors that Buyer’s Representative has a similar right of inspection and supervision in respect of the work performed by the subcontractors.

3.	The fact that the work and materials have been inspected from time to time and that payments on account have been made shall not relieve the Builder from the responsibility to remedy any defective work or materials. The right of inspection reserved by the Buyer is solely for the benefit of the Buyer, and does not relieve the Builder of any responsibilities under this Agreement.
D.	Facilities:

Builder shall furnish Buyer’s Representative and up to three (3) assistant(s) with adequate office space, and such other reasonable facilities according to the Builder’s practice at or in the immediate vicinity of the Shipyard as may be necessary to enable them to effectively carry out their duties.

E.	Responsibility of Buyer:
1.	Buyer shall undertake and assure that Buyer’s Representative shall carry out his duties hereunder in accordance with the normal shipbuilding
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practice of Builder and in such a way as to avoid any unnecessary increase in building cost, delay in or interference with the construction of the Tugs, and/or any disturbance in the construction schedule of Builder.

2.	Builder has the right to request Buyer to replace Buyer’s Representative who Builder deems unsuitable and unsatisfactory for the proper progress of the Tugs’ construction. Buyer shall investigate the situation by sending a senior executive to the Shipyard if necessary, and if Buyer considers that such Builder’s request is justified, Buyer shall effect such replacement as soon as practicable.
ARTICLE V — MODIFICATIONS
A.	Modifications of Specifications:
1.	The Buyer may, from time to time, by a written Change Order Form (or such other Form upon which the Parties mutually agree) issued to the Builder, make changes in Specifications or drawings, issue additional instructions, require additional work or direct the omission of work previously ordered. The provisions of this Agreement shall apply to all such changes, modifications and additions with the same force and effect as if they were embodied in the original Specifications and drawings.

2.	Except as provided for in subparagraph 3 below, changes to the Specifications proposed by the Builder shall be detailed on a Change Order Form by the Builder’s authorized representative for Buyer approval. The provisions of this Agreement shall apply to all such changes, modifications and additions with the same force and effect as if they were embodied in the original Specifications and drawings.

3.	The Builder shall make no changes or variations from the Drawings or Specifications except on written order of the Buyer’s Representative through the vehicle of a Change Order Form or through a design change reflected in a Buyer-approved plan or drawing, it being understood that the Specifications and Drawings are for guidance in developing the final design and production drawings by Builder. Buyer and Builder agree that, as the detailed design progresses, some changes from the Specifications and the Drawings may be required to meet performance requirements or may be useful to the Builder to improve cost effectiveness of the project without any reductions in or to fundamental performance criteria, serviceability, operability or maintenance costs to the Buyer. Such changes, made in the development of the final design or production drawings, will only be subject to approval by the Buyer and will not be subject to Change Order which requires any adjustment to Contract Price.
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4.	Changes or variations to existing work, as well as new items, are to be fully described and priced on the Change Order Form. Each Change Order will be priced by the Builder and signed by the Buyer’s Representative prior to the start of any “change” work. No claims for an addition to the contract amount shall be valid unless this procedure is done.

5.	For any Change Order, including Change Orders requesting changes to the delivery date based upon late delivery of the Vessel or Owner furnished equipment, delays in Owner-furnished work, or Force Majeure, the Builder must note on the Change Order Form and demonstrate:
a.	what effect, if any, the changes, additions, or delays will have on the total number of days originally quoted; and

b.	by specific reference to the work schedule and Critical Path Analysis why, and the extent to which, the Change Order will physically interfere with timely completion of the work, or why reasonable adjustments cannot be made to keep the work on schedule.
6.	If the parties acting in good faith cannot agree on a price or time relating to a Change Order, the Builder shall nevertheless perform the work if so instructed by the Buyer’s representative. In such event, the Builder’s entitlement to a cost adjustment or modification of the Redelivery Date shall be resolved pursuant to XIII of this Agreement. In no event shall the value of any single Buyer-directed change order exceed a value of $[****] per Change Order and the value of Buyer directed Change Orders in the aggregate shall not exceed $[****] per Tug.

7.	Where appropriate, the value of Change Orders is to be paid on a progress payment schedule commensurate with the related work and its schedule for accomplishment. In these cases, these progress payments will be based on the Buyer’s assigned valuation for the Buyer Change Order.

8.	In any case, the Builder bears the burden of establishing the reasonable cost of the change order and/or the need for any modification to the Redelivery Date.

9.	The Builder shall promptly respond to Buyer’s proposals for changes and shall return all Change Order Forms to the Buyer, in conformity with this Paragraph, within 48 hours of submission by the Buyer. Extensions of time to return the Change Order Form may be granted if the Builder establishes that the nature of the proposed change requires additional time, and informs the Buyer of the need and basis for additional time within the 48-hour period following submission by the Buyer. No extension of the Redelivery Date shall be granted for delays caused by the Builder’s failure to provide a timely return of the Change Order Form.
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10.	The Buyer’s Representative shall retain the original copies of all Change Orders.
B.	Change in Class:

In the event that, after the date of this Contract, any requirements as to class, or as to rules and regulations (or the interpretation thereof) to which the construction of the Tugs are required to conform, are altered or changed by the Classification Society, the US Coast Guard or any other regulatory bodies authorized to make such alterations or changes, the following provisions shall apply:
1.	If such alterations or changes are compulsory for the Tugs, either of the parties hereto, upon receipt of such information from the Classification Society, the US Coast Guard or such other regulatory bodies, shall promptly transmit the same to the other in writing, and Builder shall thereupon incorporate such alterations or changes to the construction of the Tugs, provided that Buyer shall first agree to adjustments required by Builder in the Contract Price, the Delivery Date and other terms and conditions of this Contract and the Specifications occasioned by or resulting from such alterations or changes.

2.	If such alterations or changes are not compulsory for the Tugs, but Buyer desires to incorporate such alterations or changes into the construction of the Tugs, then, Buyer shall notify Builder of such intention. Builder may accept such alterations or changes, provided that such alterations or changes will not, in the judgment of Builder, adversely affect Builder’s planning or program in relation to Builder’s other commitments, and provided, further, that Buyer shall first agree to adjustments required by Builder in the Contract Price, the Delivery Date and other terms and conditions of this Contract and the Specifications occasioned by or resulting from such alterations or changes.
Agreements as to such alterations or changes under this Paragraph shall be made in the same manner as provided in Paragraph A of this Article for modifications or changes to the Specifications.
C.	Substitution of Materials:

In the event that any of the materials required by the Specifications or otherwise under this Contract for the construction of the Tugs cannot be procured in time or are in short supply to maintain the Delivery Date of any of the Tugs, Builder may, provided that Buyer shall so agree in writing, which agreement shall not be unreasonably withheld, supply other materials capable of meeting the
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requirements of the Classification Society, or of the US Coast Guard and of the rules, regulations and requirements with which the construction of the Tugs must comply. Any agreement as to such substitution of materials shall be effected in the manner provided in Paragraph A of this Article, and shall, likewise, include alterations in the Contract Price and other terms and conditions of this Contract occasioned by or resulting from such substitution.
ARTICLE VI — TRIALS
A.	Notice:
Buyer shall receive from Builder at least three (3) days prior notice in writing of the time and place of the trial run of each of the Tugs, and Buyer shall promptly acknowledge receipt of such notice. Buyer shall have Buyer’s Representative on board the Tug to witness such trial run. Should Buyer’s Representative fail to attend the trial run of any of the Tugs for any reason whatsoever after due notice to Buyer as above provided shall be deemed to be a waiver by Buyer of its right to have Buyer’s Representative on board the Tug at the trial run, and Builder may conduct the trial run without Buyer’s Representative being present, and in such case Buyer shall be obligated to accept the Tugs on the basis of a certificate of Builder that the Tugs, upon trial run, is found to conform to this Contract and the Specifications.

B.	Weather Conditions:

The trial run shall be carried out under weather conditions deemed favorable enough in the judgment of Builder. In the event of unfavorable weather on the date specified for the trial run, the same shall take place on the first available day thereafter that weather condition permits. If during the trial run of the Tugs, the weather should suddenly become so unfavorable that orderly conduct of the trial run can no longer be continued, the trial run shall be discontinued and postponed until the first favorable day next following, unless Buyer shall assent in writing to acceptance of the Tug on the basis of the trial run already made before such discontinuance has occurred.

Any delay of any trial run caused by such unfavorable weather condition shall operate to postpone the Delivery Date by the period of delay involved and such delay shall be deemed as a permissible delay in the delivery of the Tug.

C.	How Conducted:
1.	All expenses in connection with the trial run are to be for the account of Builder and Builder shall provide at its own expense the necessary crew to comply with conditions of safe navigation. The trial run shall be conducted in the manner prescribed in the Specifications, and shall prove fulfillment
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of the performance requirements for the trial run as set forth in the Specifications. The Parties shall mutually agree on the course of the trial run.

2.	Notwithstanding the foregoing, fuel oil, lubricating oil and greases necessary for the trial run of the Tugs shall be supplied by Builder at the Shipyard prior to the time of the trial run, and Buyer shall pay Builder upon delivery of the Tugs the cost of the quantities of fuel oil, lubricating oil and greases not consumed during the trial run at their original purchase price.
D.	Method of Acceptance or Rejection:
1.	Upon successful completion of the trial run, Builder shall give Buyer written notice of such completion of the trial run, and that Builder considers that the results of the trial run indicate conformity of the Tug to this Contract and the Specifications. Buyer shall, within three (3) days after receipt of such notice from Builder, provide Builder written notice of its acceptance or rejection of the Tug.

2.	Should the results of the trial run indicate that the Tug, or any part or equipment thereof, do not conform to the requirements of this Contract and/or the Specifications, or if Builder is in agreement with the non-conformity specified in Buyer’s notice of rejection, Builder shall take necessary steps to correct such non-conformity. Upon completion of correction of such non-conformity, Builder shall give Buyer written notice thereof, and, if necessary, conduct another trial run. Buyer shall, within two (2) days after receipt of such notice from Builder, notify Builder of its acceptance or rejection of the Tug.

3.	In any event that Buyer rejects the Tug, Buyer shall indicate in its notice of rejection in what respect the Tug, or any part or equipment thereof, do not conform to this Contract and/or the Specifications.

4.	In event that Buyer fails to provide Builder written notice of the acceptance of or the rejection together with the reason therefor of the Tug within the period as provided in the above Subparagraph 1 or 2, Buyer shall be deemed to have accepted the Tugs.

5.	Builder may dispute the rejection of the Tug by Buyer under this Paragraph, in which case the matter shall be submitted for final decision in accordance with Article XIV hereof.
E.	Effect of Acceptance:
1.	Acceptance of the Tugs as above provided shall be final and binding so far as conformity of the Tugs to this Contract and the Specifications is
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concerned and shall preclude Buyer from refusing formal delivery of each of the Tugs as hereinafter provided, if Builder complies with all other procedural requirements for delivery as provided in Article VIII hereof.

2.	If any work or items on the Tugs are incomplete or missing when the Tugs otherwise are ready for delivery and such work or items do not materially affect the operation of the Tugs nor are likely to cause damage or deterioration to the Tugs, Buyer shall not withhold its acceptance of the Tugs subject to the right of Buyer to have such items completed in a reasonable manner and period of time.
F.	Disposition of Surplus Consumable Stores:

Should any fresh water or other consumable stores furnished by Builder for the trial run remain on board the Tugs at the time of acceptance thereof by Buyer, Buyer agrees to buy the same from Builder at the original purchase price thereof, and payment by Buyer shall be effected upon delivery of the Tugs.
ARTICLE VII — PRODUCTION SCHEDULES AND PROGRESS MEETINGS
A.	Builder will produce, maintain, and share with the Buyer’s Representative a Detailed Work Schedule that adheres to the total calendar days quoted to the Owner in the bid. The schedule shall be submitted to the Owner as soon as practicable.
B.	The schedule shall demonstrate the true timeline, including, but not limited to: all work items, predicted start date and estimated calendar days to complete each item, distinct milestones, sequential and parallel tasks, subcontractor tasks and timing and installation of Owner Furnished Equipment.
C.	Upon commencement of construction, weekly progress meetings between the Builder’s Program Manager and Buyer’s Representative will be held. The work schedule shall be updated weekly, and any change to the work schedule will be noted.

D.	If the Builder’s actual progress does not meet the planned milestone or production schedule, the Builder shall provide to Owner a plan to make up lost time, and shall timely execute such plan at no cost to the Owner.
ARTICLE VIII — DELIVERY
A.	Time and Place:
1.	The Tugs shall be delivered by Builder to Buyer at the Shipyard on or before the following dates:
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Tug 1	October 7, 2008
Tug 2	March 31, 2009
except that, in the event of delays in the construction of the Tugs or any performance required under this Contract due to causes which under the terms of this Contract permit postponement of the date for delivery, the aforementioned date for delivery of the Tugs shall be postponed accordingly. The aforementioned date, or such later date to which the requirement of delivery is postponed pursuant to such terms, is herein called the “Delivery Date.”

2.	If the Tugs are ready for delivery before the Delivery Date, Buyer shall be obliged to accept such earlier delivery, provided Builder has otherwise complied with all other procedural requirements for delivery as provided for herein.
B.	When and How Effected:
1.	Provided that Buyer shall have fulfilled all of its obligations stipulated under this Contract, delivery of each of the Tugs shall be effected forthwith by the execution by both parties of a Protocol of Delivery and Acceptance substantially in the form of Exhibit D hereto. The parties may agree to treat any unfinished work as “punch list work” and execute the Protocol of Delivery and Acceptance subject to the completion thereof on a schedule mutually agreed to by the parties.

2.	In the event of any dispute concerning the payment due upon delivery of any of the Tugs, including the question of Buyer’s right to offset any claim it may have, Buyer is entitled to take delivery of the Tug against payment of the undisputed amount and provide a bank guarantee or other security satisfactory to Builder for the disputed part of the claim. Security that has been issued by a party pursuant to this Subparagraph terminates automatically unless the other party has invoked the dispute resolution provisions of Article XIV below within three months from date of issue of the security.
C.	Documents to be Delivered to Buyer:

Upon delivery and acceptance of each of the Tugs, Builder shall deliver to Buyer the following documents, which shall be attached to the Protocol of Delivery and Acceptance:
1.	List of consumable stores, referred to under Paragraph C.2 of Article VI hereof, including the original purchase price thereof.
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2.	All certificates, including Builder’s certificate, required to be furnished upon delivery of the Tug pursuant to this Contract and the Specifications. If, through no fault on the part of Builder, the classification and/or other certificates are not available at the time of delivery of the Tug, provisional certificates shall be accepted by Buyer, provided that Builder shall furnish Buyer with the formal certificates as promptly as possible after such formal certificates have been issued.

3.	Builder’s Bill of Sale certifying that the Tug is delivered to Buyer free and clear of any liens, charges, claims, mortgages, or other encumbrances upon Buyer’s title thereto for which Builder is responsible under this Contract.

4.	Drawings pertaining to the Tugs as stipulated in the Specifications.

5.	Commercial Invoice.
D.	Tender of Tugs:

If Buyer fails to take delivery of any of the Tugs after completion thereof according to this Contract and the Specifications without any justifiable reason, Builder shall have the right to tender delivery of the Tug after compliance with all procedural requirements as above provided.

E.	Title and Risk:

Title to and risk of loss of the Tugs shall pass to Buyer only upon delivery and acceptance thereof having been completed as stated above; it being expressly understood that, until such delivery is effected, title to and risk of loss of the Tugs and her equipment shall be in Builder.

F.	Removal of Tugs:

Buyer shall take possession of each of the Tugs immediately upon delivery and acceptance thereof and shall remove the Tug from the Shipyard within three (3) days after delivery and acceptance thereof is effected. If Buyer shall not remove each of the Tugs from the Shipyard within the aforesaid three (3) days, then, in such event Buyer shall pay to Builder mooring charges in accordance with Builder’s published rates in effect at the time.
ARTICLE IX — DELAYS AND EXTENSION OF TIME FOR DELIVERY
(FORCE MAJEURE)
A.	Causes of Delay:
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1.	Any delays in or failure of performance by either Buyer or Builder shall not constitute a default under this Agreement or give rise to any claim for damages if, and to the extent that, any such delay or failure of performance is caused by the occurrence of “Force Majeure”.

The term “Force Majeure” shall mean any cause whatsoever beyond the reasonable control of the party claiming the delay, to the extent that such party shall not have been able to avoid or overcome such delay by exercise of reasonable care. Subject to the foregoing, “Force Majeure” shall include, but not be limited to, Acts of God; vandalism; riots; insurrections; general or local strikes, lockouts or other labor disturbances; labor shortages caused by a force majeure event or by a change in the immigration law or its application; flood, typhoons, hurricanes, earthquakes; tidal waves; landslides; fires; explosions; shortage or non-operation of any materials, machinery or equipment; import restrictions; inability to obtain delivery or delays in delivery of materials, machinery or equipment; failure, shortage or restriction of electric current, oil or gas; defects in materials, machinery or equipment supplied by third parties; casting or forging rejects of the like supplied by third parties; acts or omissions of the Classification Society, the U.S. Coast Guard or any other bodies whose documents or actions are required; destruction of or damage to the Shipyard or works of Builder, its subcontractors or suppliers, or to the Tugs or any part thereof; delay caused by any agency or instrumentality of the United States or by government requirements or priorities; terrorism; war; preparation for war; acts of civil, naval or military authorities; sabotage; blockades; embargoes; epidemics; delays of carriers by land, sea or air.

2.	Delays in performance by the Party caused by a Party’s contractors or sub-contractors shall be considered a Force Majeure event if and to the extent such delays are attributable to Force Majeure as defined herein. In such case, the Party must demonstrate that a Force Majeure event caused the subcontractor or vendors delay in performance, and that such delay could not have been avoided by the Party through the exercise of reasonable care.

3.	[****], delays in delivery by the engine manufacturer or Intercon shall be considered [****] event to the extent any impact upon the delivery schedule can not be avoided because of such delays.
B.	Notice of Delay:

Within five (5) days from the date when either Party knows or reasonably should have known of a Force Majeure event for which that Party will claim relief under Article IX.A, that Party shall advise the other in writing of the date and period of such incident, the period of time the Delivery Date would be changed (if any) by
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reason of such delay, and the basis for such claim, on a Change Order Form. Failure of a Party to so notify the other of any Force Majeure claim within five (5) days of the date the Party knew or reasonably should have known of the Force Majeure claim shall be deemed to be a waiver by Builder of its right to raise such delay. Failure of the Party receiving a Force Majeure claim to object to such claim or postponement within five (5) days after acknowledged receipt of such notification shall be deemed to be a waiver by receiving Party of its right to object to such claim or postponement.

C.	Definition of Permissible Delay:

Delays on account of such causes as specified in Paragraph A of this Article and any other delays of a nature which under the terms of this Contract permits postponement of the Delivery Date shall be understood to be permissible delays and are to be distinguished from unauthorized delays on account of which the Contract Price is subject to adjustment as provided for in Article III hereof.
ARTICLE X — WARRANTY
A.	Warranty:
1.	Subject to the provisions hereinafter set forth, Builder warrants for a period of [****] months after delivery and acceptance of each of the Tugs (“the Warranty Period”) that all parts of the Tug fabricated by Builder shall be free from defect in material and workmanship, whether latent or patent, that the work shall be done in a good, substantial and workmanlike manner and in accordance with the Specifications and Drawings, and that, unless otherwise specified, all materials and equipment incorporated in the work will be new.

2.	The Builder shall replace or repair (a) all parts and equipment of the Tug that are directly manufactured or fabricated by the the Builder or its subcontractors under this Agreement; and (b) all damage to the Tug, its appurtenances or equipment caused by the defects in work performed by, or equipment directly manufactured or fabricated by, the Builder or its subcontractors under this Agreement; and (c) all work performed by the Builder or subcontractors of the Builder in constructing the Tug and installing its parts, equipment and material against, and to the extent of, all defects in material and workmanship by the Builder or any subcontractor of the Builder and which are not due to the negligence or other acts or omissions of the Buyer. The Builder’s obligation includes the costs of any necessary dismantling and reassembling.

3.	Notwithstanding anything contained in Article X.A.2, Builder shall assign to Buyer all warranties it receives from manufacturers of machinery and

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equipment installed by Builder or its subcontractors in the Tugs. Builder shall insure, however, the applicable manufacturer’s warranty runs from the date of delivery of the Tug. In the event Buyer alleges a defect in such machinery or equipment (not resulting from Builder’s installation or work), Buyer shall pursue its remedies against the manufacturer thereof. Should such manufacturer refuse to perform warranty repairs, Builder shall exert its best efforts to cause it to do so.

4.	Standards and warranties pertaining to the coating system will be the same as agreed to with respect to the 12k hp tugs
B.	Notice of Defects:

Buyer shall notify Builder in writing of any defects for which claim is made under this warranty as promptly as feasible after discovery thereof. If the defect was discovered during drydocking of either Tug, Buyer must, if practicable, notify Builder in time for Builder to inspect the defect before the Tug leaves the dry dock. Buyer’s written notice shall describe the nature and extent of the defects. Builder shall have no obligation for any defects discovered after the expiration of the Warranty Period.

C.	Remedy of Defects:
1.	Builder shall remedy, at its expense, any defects, against which each Tug is warranted under this Article, by making all necessary repairs or replacements at the Shipyard within [****] days of receipt of notice in accordance with Paragraph B above, if practicable.

2.	However, if it is impractical to bring the Tug to the Shipyard, Buyer may cause the necessary repairs or replacements to be made in a facility elsewhere which is deemed suitable for the purpose, provided that, in such event, Builder may forward or supply replacement parts or materials to the Tugs, unless forwarding or supplying thereof to the Tug would impair or delay the operation or working schedule of the Tug. In the event that Buyer proposes to cause the necessary repairs or replacements to be made to the Tugs at any other shipyard or works than the Shipyard, Buyer shall first, but in all events as soon as possible, give Builder notice in writing of the time and place such repairs will be made, and if the Tug is not thereby delayed, or her operation or working schedule is not thereby impaired, Builder shall have the right to verify by its own representative(s) the nature and extents of the defects complained of. Builder shall, in such case, promptly advise Buyer by email, after such examination has been completed, of its acceptance or rejection of the defects as ones that are covered by the warranty herein provided. Upon Builder’s acceptance of the defects as justifying remedy under this Article, or upon such final decision by a competent court or tribunal, Builder shall immediately pay to

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Buyer for such repairs or replacements a sum equal to the reasonable cost of making the same repairs or replacements. Buyer acknowledges that, in performing repairs, it has a duty to perform the repairs so as to mitigate damages.

3.	In any case, the Tug shall be taken at Buyer’s cost, risk and responsibility to the place elected, ready in all respects for such repairs or replacements.

4.	Any dispute under this Article shall be referred to dispute resolution in accordance with the provisions of Article XIV hereof.
D.	Extent of Builder’s Responsibility:
1.	Builder shall have no responsibility or liability for any other defects whatsoever in the Tugs other than the defects specified in Paragraph A of this Article. Nor shall Builder in any circumstances be responsible or liable for [****].

2.	Builder shall not be responsible for any defects in any part of the Tugs which were, subsequent to delivery of the Tugs replaced or in any way repaired by any other contractor, or for any defects which have been caused or aggravated by omission or improper use and maintenance of the Tugs on the part of Buyer, its servants or agents or by ordinary wear and tear, the negligence or abuse of Buyer or the Tug’s crew or by any other circumstances whatsoever beyond the control of Builder.

3.	The warranty contained in this Article replaces and excludes any other liability, guarantee, warranty and/or condition imposed or implied by the law, statutory or otherwise, by reason of the construction and sale of the Tugs for and to Buyer. BUILDER MAKES NO FURTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS OF THE TUGS, THEIR MACHINERY OR EQUIPMENT FOR A PARTICULAR PURPOSE, AND ALL SUCH FURTHER WARRANTIES ARE EXPRESSLY EXCLUDED. FURTHERMORE, BUILDER SHALL HAVE NO LIABILITY UNDER ANY CIRCUMSTANCES FOR MANUFACTURER’S STRICT LIABILITY IN CONNECTION WITH THE DESIGN, MANUFACTURE OR SALE OF THE TUGS.
ARTICLE XI — BUILDER’S DEFAULT
A.	Default by Builder:

Builder shall be in default hereunder if:

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1.	the Builder fails to perform any material duty imposed upon it by this Contract, which default Builder does not cure within ten (10) business days’ written notice thereof from Buyer.

2.	the Builder makes a general assignment for the benefit of its creditors, files a petition in voluntary bankruptcy or a petition for reorganization or for other relief under any bankruptcy or insolvency law, files a petition at common law or in equity for the appointment of a receiver in any court, or one or more of its creditors files a petition against Builder seeking the appointment of a receiver of Builder’s assets, whether temporary or permanent, or seeks relief under any bankruptcy or insolvency law, which petition shall not have been dissolved within a period of ten (10) days from the date of the filing of the petition in that court.

3.	the Tug has not been tendered for delivery in accordance with the requirements set forth in this Agreement within 180 calendar days following the Scheduled Delivery Date, as the same may have been modified.
B.	Remedies for Builder’s Default:
1.	In the event that any one or more of the events of default specified herein shall have occurred, the Buyer, if it so elects, may terminate Builder’s performance hereunder, provided Buyer shall have given Builder a reasonable opportunity to cure such default. The Buyer may, subject to Subparagraph 2 below.
a.	proceed to have the Tug completed, and for such purposes may take possession of the Tug and remove it from the Shipyard, and in so doing invoke the security devices set out in Article XXIV. If Buyer exercises this option, Builder shall be liable for any costs based on market prices required for the completion of the Tug less any costs saved by its completion in a yard other than Builder’s or

b.	if Builder is in default because a Tug fails to meet the performance criteria contained in this Contract, demand that the Tug be sold, in which case the Builder shall tender the proceeds of sale, and shall pay the difference between the proceeds of the sale and the cost of constructing a replacement Tug, up to the liability cap set forth in this Contract.
2.	If Buyer terminates this Contract because of Builder’s default, Builder shall stop work, and may not recover any further payments until the work has been completed by Buyer and only if the unpaid portion of the Contract Price exceeds all of the reasonable costs (including litigation costs, reasonable attorney fees and liquidated damages) incurred by Buyer in

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enforcing this Contract and completing the work (“Buyer’s Expense”). If the unpaid portion of the Contract Price exceeds Buyer’s Expense, Buyer will pay the excess amount to Builder. If Buyer’s Expense exceeds the unpaid balance of the Contract Price, Builder shall pay the difference to Buyer, subject to the limitations contained in Subparagraph 4.

3.	In the event that Builder files for protection under the bankruptcy laws of the United States while performing work on a Maritrans vessel, it specifically agrees to either accept or reject this contract within the later of seven (7) working days of the bankruptcy filing, or the minimum period permitted under the bankruptcy laws. In the event Builder rejects the contract entered into herein, it agrees to immediately return all property owned by Maritrans in its possession. Said property includes, but is not limited to, the Vessel, as well as all complements, accoutrements, appurtenances, equipment, and material prepared for use in said Vessel.

4.	The total amount for which Builder may be liable as a remedy for default and for liquidated damages may not exceed [**]% of the Contract Price. In determining the applicable Contract Price under this Article, the prices set forth in Article II.A shall be used.
ARTICLE XII — BUYER’S DEFAULT
A.	Default by Buyer:

Buyer shall be in default if Buyer:
1.	fails to make any payment required hereunder when due or fails to perform any other material duty imposed upon it by this Contract, which default Buyer does not cure within ten (10) business days’ written notice thereof from Builder.

2.	makes a general assignment for the benefit of its creditors, files a petition in voluntary bankruptcy or a petition for reorganization or for other relief under any bankruptcy or insolvency law, files a petition at common law or in equity for the appointment of a receiver in any court, or one or more of its creditors files a petition against Buyer seeking the appointment of a receiver of Buyer’s assets, whether temporary or permanent, or seeks relief under any bankruptcy or insolvency law, which petition shall not have been dissolved within a period of ten (10) days from the date of the filing of the petition in that court.
B.	Remedies for Buyer’s Default:

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In the event of Buyer’s default, Builder shall retain the hull(s) of the Tug(s) and all payments as liquidated damages, which shall, however, not limit Builder’s recovery against Buyer for any damages Builder has suffered by reason of such default in excess of the value of such payments, provided, however, that Builder shall have a duty to mitigate its damages and shall reimburse Buyer for such payments received from Buyer to the extent it recoups such payments from the sale of the Tug(s) to a third party, less reasonable costs (including litigation costs and attorney fees) incurred by Builder to make the sale.
ARTICLE XIII — INSURANCE
A.	Builder’s Insurance:

During the performance of work under this Contract, Builder shall at its sole cost and expense carry and maintain at all times:
1.	Comprehensive and Marine General Liability Insurance insuring and covering the contractual and indemnity obligations and liabilities of Builder hereunder. Such insurance shall have minimum combined single limits not less than Ten Million ($10,000,000) for any one occurrence.

2.	Worker’s Compensation/Employer’s Liability Insurance with scope and limits sufficient to satisfy the legal requirements of the State of Alabama with minimum limits of One Million ($1,000,000) as regards bodily injury or death to Builder’s employees. Coverage shall be endorsed to provide that a claim “in rem” shall be considered as a claim against the employer, and shall contain an “Alternate Employer Endorsement” in favor of Buyer

3.	Longshoremen’s and Harbor Worker’s Compensation Act coverage in an amount sufficient to cover Builder’s liability under this Contract.

4.	Excess coverage bringing the aforesaid liability coverages to not less than Twenty-Five Million ($25,000,000) per occurrence, which coverage shall apply to each of the above items individually and in the aggregate. Buyer shall be named as additional assured only to the extent of the indemnity agreement contained herein.

5.	From the time the first material destined for inclusion as a part of the Tugs becomes at risk at the Shipyard and until the same is completed, delivered to and accepted by Buyer, Builder shall, at its own cost and expense, keep the Tugs and all machinery, materials, equipment, appurtenances and outfit delivered to the Shipyard for the Tugs or built into, or installed in or upon the Tugs, including Buyer Furnished Equipment, fully insured with reputable insurance companies with coverage corresponding to the American Institute Builder’s Risk Clauses (dated February 8, 1979). The

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amount of such insurance coverage shall, up to the date of delivery of the Tugs, be in an amount at least equal to, but not limited to, the aggregate of the payment made by Buyer to Builder including the value of Buyer Furnished Equipment. The policy referred to hereinabove shall be taken out in the name of Builder and all losses under such policy shall be payable to Builder. If Buyer so requests, Builder shall at Buyer’s cost procure insurance on the Tugs and all parts, materials, machinery and equipment intended therefor against risks of earthquake, strikes, war peril or other risks not heretofore provided and shall make all arrangements to that end. The cost of such insurance shall be reimbursed to Builder by Buyer upon delivery of the Tugs.
All such policies shall be endorsed to waive subrogation against all members of the Buyer Group, as defined in Article XXII below, the Vessel and any Owner or Charterer of the Vessel and, with the exception of Worker’s Compensation, shall name the Buyer, the Vessel, and any Charterer of the Vessel as an Additional Assured to the extent of risks expressly assumed by Builder under this Contract. Deductible amounts under such insurance policies shall be for the account of Builder. Certificates evidencing the above insurance policy shall be furnished to Buyer prior to commencement of work hereunder. The above required insurance represents minimum acceptable insurance coverage and such shall not, unless otherwise specified in this Contract, limit nor amend the contractual indemnity obligations hereunder. Such policies shall not be canceled, materially altered or amended without thirty (30) days prior written notice having been furnished to Buyer.

All policies of insurance (except Worker’s Compensation and Employer’s Liability) shall be endorsed to provide that all such insurances are primary and non-contributing with any other insurance maintained by any member of Buyer Group to the extent of the risks expressly assumed by Builder under this Contract.

B.	Buyer’s Insurance:

During the performance of work under this Contract, Buyer shall at its sole cost and expense carry and maintain at all times:
1.	Comprehensive General Liability Insurance, including contractual liability coverage, against bodily injury, death and property damage, with liability limits of not less than One Million Dollars ($1,000,000) combined single limit. Said coverage shall be written on an occurrence based insurance form.

2.	Workmen’s Compensation Coverage, including employer’s liability coverage for bodily injury or death, for the maximum recovery allowed by the laws of the state in which the work is performed.

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3.	Longshoremen’s and Harbor Worker’s Compensation Act coverage in an amount sufficient to cover Buyer’s liability under this Contract.

4.	Excess coverage bringing the aforesaid liability coverages to not less than Twenty-Five Million ($25,000,000) per occurrence, which coverage shall apply to each of the above items individually and in the aggregate. Builder shall to be named as additional assured only to the extent of the indemnity agreement contained herein.
With the exception of Worker’s Compensation and Longshore coverage, all such policies shall be endorsed to waive subrogation against Builder Group, as defined in Article XXII below, and shall name Builder as an additional insured to the extent of risks expressly assumed by Buyer under this Contract. Deductible amounts under such insurance policies shall be for the account of Buyer. Certificates evidencing the above insurance policy shall be furnished to Builder prior to commencement of work hereunder. The above required insurance represents minimum acceptable insurance coverage and such shall not limit nor amend the contractual indemnity obligations hereunder. Such policies shall not be canceled, materially altered or amended without thirty (30) days prior written notice having been furnished to Builder.

All policies of insurance (except Worker’s Compensation and Employer’s Liability) shall be endorsed to provide that all such insurances are primary and non-contributing with any other insurance maintained by any member of Builder Group to the extent of the risks expressly assumed by Buyer under this Contract.
ARTICLE XIV — DISPUTE RESOLUTION
A.	Any and all contract differences or disputes not resolved by the Owner and the Builder shall be put to arbitration in the City of Mobile, AL, pursuant to the rules (but not the administration) of the American Arbitration Association. Notwithstanding the foregoing, either party may opt out of the arbitration provision and have the matter resolved in Federal District Court for the Southern District of Alabama in Mobile, or, if jurisdiction is lacking in such Court, the Courts of the State of Alabama. If the initiating party decides to opt out, that party shall give the other party 10 days notice before filing suit. If the non-initiating party opts out, that party shall notify the initiating party within 10 working days of receipt of notification by the other party of intent to arbitrate. Absent opt out notice as provided herein, disputes shall be resolved by arbitration as set forth below.

B.	The arbitration panel shall consist of three (3) persons — one arbitrator appointed by the Owner, one appointed by the Builder, and one appointed by the two so chosen. The decision of any two of the three arbitrators on any point shall be final.

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C.	Until such time as the arbitrators close the hearings, either party shall have the right to specify further disputes or differences under this Agreement for hearing and determination. These disputes are to be submitted in writing to the arbitrators and to an officer of the other party.

D.	The arbitrators may grant any relief which they, or a majority of them, deem just and equitable and is within the scope of these terms and conditions. Awards pursuant to this clause may include costs, including a reasonable allowance for attorney’s fees, and a judgment may be entered upon any award made hereunder in any court having jurisdiction in the premises.

E.	THE PARTIES HEREBY EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST EITHER OF THEM RELATING TO THIS CONTRACT.
ARTICLE XV — RIGHT OF ASSIGNMENT
Neither of the parties hereto shall assign this Contract to a third party unless prior consent of the other party is given in writing, except that Buyer may assign this Contract to an affiliate so long as Buyer remains liable for all of the Buyer’s obligations under this Contract. This Contract shall inure to the benefit of and shall be binding upon the lawful successors or the legitimate assigns of either of the parties hereto.
ARTICLE XVI — TAXES
Builder shall pay, as a cost of Builder, all United States, State, County, City and other taxes, assessments and duties lawfully assessed or levied prior to delivery and acceptance of the Tugs by Buyer against the Tugs and material, supplies and equipment to be used or used in the performance of this Contract (excepting, however, material, supplies and equipment furnished to Builder by Buyer) and any sales, use or excise taxes with respect thereto lawfully assessed or levied prior to or concurrently with delivery and acceptance of the Tugs. Any other taxes, assessments and/or duties shall be paid by Buyer.
ARTICLE XVII — PATENTS, TRADEMARKS, COPYRIGHTS, ETC.
A.	Patents, Trademarks and Copyrights:

Machinery and equipment of the Tugs may bear the patent number, trademarks or trade names of the manufacturers. Nothing contained herein shall be construed as transferring any patent or trademark rights or copyrights in

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equipment covered by this Contract, and all such rights are hereby expressly reserved to the true and lawful owners thereof.

B.	Specifications and Drawings:

Builder retains all rights with respect to the Specifications, the Drawings and plans and working drawings, technical descriptions, calculations, test results and other data, information and documents concerning the design and construction of the Tugs and Buyer shall not disclose the same or divulge any information contained therein to any third parties, without the prior written consent of Builder, except where it is necessary for usual operation, repair and maintenance of the Tugs.
ARTICLE XVIII — BUYER FURNISHED EQUIPMENT
A.	Responsibility of Buyer:
1.	Buyer shall, at its own risk, cost and expense, supply and deliver to Builder all of the items to be furnished by Buyer as specified in the Specifications (herein called the “Buyer Furnished Equipment”) at a warehouse or other storage facility of the Shipyard in the proper condition ready for installation in or on the Tugs, in accordance with the time schedule designated by Builder.

2.	In order to facilitate installation by Builder of Buyer Furnished Equipment in or on the Tugs, Buyer shall furnish Builder with necessary specifications, plans, drawings, instruction books, manuals, test reports and certificates required for their installation. Buyer, if required by the specifications, shall, without any charge to Builder, cause the representatives of the manufacturers of Buyer Furnished Equipment to assist Builder in the installation thereof in or on the Tugs and/or to carry out installation thereof by themselves or to make necessary adjustments thereof at the Shipyard.

3.	Any and all of Buyer Furnished Equipment shall be subject to Builder’s reasonable right of rejection, as and if they are found to be unsuitable or in improper condition for installation. However, if so requested by Buyer, Builder may repair or adjust Buyer Furnished Equipment without prejudice to Builder’s other rights hereunder and without being responsible for any consequences therefrom. Any costs or delays caused by the foregoing shall be subject to a Change Order pursuant to Article V.

4.	Should Buyer fail to deliver any of Buyer Furnished Equipment within the time designated, costs or delays caused by the foregoing shall be subject to a Change Order pursuant to Article V.

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B.	Responsibility of Builder:

Builder shall be responsible for storing and handling with reasonable care Buyer Furnished Equipment after delivery thereof at the Shipyard, and shall, at its own cost and expense, install them in or on the Tugs, unless otherwise provided herein or agreed by the parties hereto, provided, always, that Builder shall not be responsible for quality, efficiency and/or performance of any of Buyer Furnished Equipment.
ARTICLE XIX — NOTICES
A.	Address:

Any and all notices and communications in connection with this Contract shall be addressed as follows:

To Buyer:	Maritrans Operating Company L.P.
Two Harbour Place
302 Knights Run Avenue
Tampa, FL 33602
Attn: Christopher Flanagan
Vice President, Engineering and Maintenance
Email: cflanagan@maritrans.com
Tel: 813-209-0600
Fax: 813-221-2648

To Builder:	Bender Shipbuilding & Repair Co., Inc.
P.O. Box 42
265 S. Water Street
Mobile, AL 36601
Attn: Thomas B. Bender, Jr.
Email: bent@bendership.com
Tel: 251-431-8000
Fax: 251-432-2260
with copies to the Owner’s Representative and Builder’s authorized representative.

Any notice, including any written notice, required hereunder, shall be effected and deemed received only as follows:
1.	In the case of an email, at the time of transmission recorded on the message if such time is within normal business hours on a working day at

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the place of receipt, otherwise at the commencement of normal business hours on the next such working day.

2.	In the case of a letter, whether sent by registered mail or delivered by hand or by courier, at the date and time of its actual delivery if delivered within normal business hours on a working day at the place of receipt, otherwise at the commencement of normal business on the next such working day.

3.	In the case of a telecopy/photographic facsimile transmission, at the time recorded together with the telephone dialing code of the receiving machine on the message if such time is within normal business hours on a working day at the place of receipt, otherwise at the commencement of normal business hours on the next such working day, but only if the time of receipt and the said code appear on the received facsimile copy, always provided, however, that such notice shall be sent by registered mail or dispatched for delivery by hand or by courier not later than on the day of such transmission.
B.	Language:

Any and all notices and communications in connection with this Contract shall be written in the English language.
ARTICLE XX — TITLE
Title to and risk of loss of the Tugs shall pass to Buyer upon the delivery to and acceptance by Buyer of the Tugs in accordance with the terms of this Contract; provided, however, that Builder hereby grants to Buyer a first priority security interest in each Tug to the extent of progress payments made by Buyer pursuant to Article II hereof. Until such time as the Tugs are delivered to and accepted by Buyer, title to and risk of loss of the Tugs shall remain with Builder; provided however, that upon passing of title to Buyer, Builder shall retain a first priority security interest in each Tug to the extent it has not been paid under this Contract for work and materials pertaining to the particular Tug. Title to all scrap and title to any material that is surplus to the requirements of this Contract shall vest in Builder, except for title to all of Buyer’s Supplies shall at all times remain with Buyer.
Builder agrees to execute and deliver to Buyer such further agreements and assignments or other instruments, and to do all such other things as Buyer may reasonably deem necessary or appropriate to assure to Buyer the perfection and priority of its security interests under this Agreement. BUILDER HEREBY AUTHORIZES BUYER TO AUTHENTICATE AND FILE UCC FINANCING STATEMENTS AND AMENDMENTS DESCRIBING THE COLLATERAL. BUILDER FURTHER APPOINTS BUYER OR ITS ASSIGNEE AS ITS TRUE AND LAWFUL ATTORNEY IN FACT, IRREVOCABLY AND COUPLED WITH AN INTEREST, TO EXECUTE AND FILE ON

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BEHALF OF BUYER ALL UCC FINANCING STATEMENTS WHICH IN BUYER’S SOLE BUT REASONABLE DISCRETION ARE NECESSARY OR PROPER TO SECURE BUYER’S INTEREST IN THE TUGS IN ALL APPLICABLE JURISDICTIONS. BUYER SHALL PERMIT BUILDER A REASONABLE TIME TO REVIEW AND COMMENT ON UCC FILINGS PRIOR TO FILING.
Builder is responsible for payment of all contractors hired by Builder for completion of the Tugs. Builder shall indemnify and hold Buyer harmless from claims by Builder’s contractors made directly against the Tugs or Buyer. Prior to Delivery, Builder shall obtain and provide to Buyer Waivers of Lien substantially in the form contained in Exhibit E to this Agreement from each of Builder’s subcontractors and vendors which perform work or provide material the aggregate value of which exceeds $ 200,000 per Tug.
ARTICLE XXI — INTERPRETATION
A.	Laws Applicable:

This Contract shall be governed by and construed in accordance with the laws of the United States of America and the State of Alabama except in regards to the provisions governing choice of laws.

B.	Discrepancies:

If any discrepancy, difference or conflict exists between the provisions of this Contract and the Specifications, then to the extent of such discrepancy, difference or conflict only, the Specifications shall be ineffectual and the provisions of this Contract shall prevail; but in all other respects the Specifications and the Drawings shall be in full force and effect. If there is any discrepancy, difference or conflict between the Specifications and the Drawings, then to the extent of such discrepancy, difference or conflict the Specifications shall prevail; provided, however, any work called for by the Specifications and not shown on the Drawings and any work shown on the Drawings but not called for in the Specifications shall be performed by Builder as a part of the contract work. Any discrepancy, difference or conflict between the Specifications and the Drawings and the provisions of this Contract and any discrepancy, difference or conflict between the Specifications and the Drawings themselves discovered by one party to this Contract shall be brought to the attention of the other party promptly in writing.

C.	Entire Agreement:

This Contract contains the entire agreement and understanding between the parties hereto and supersedes all prior negotiations, representations, undertakings and agreements on any subject matter of this Contract.

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ARTICLE XXII — LIMITATION OF LIABILITY AND NO BROKERAGE
A.	Limitation of Liability:
1.	The parties confirm that the express remedies and measures of damages provided in this Contract satisfy the essential purposes hereof. For breach of any provision for which an express remedy or measure of damages is provided, such express remedy or measure of damages shall be the sole and exclusive remedy therefor.

2.	The parties confirm and agree that under this Contract, no party shall be required to pay or be liable for, economic losses, punitive or exemplary damages, lost profit or business interruption damages, by statute, in tort, contract or otherwise.

3.	To the extent any damages required to be paid hereunder are liquidated damages, the parties acknowledge that the damages are difficult or impossible to determine, otherwise obtaining an adequate remedy is inconvenient and the liquidated damages constitute a reasonable approximation of the harm and loss.

4.	In no event shall the liability of Builder to the Owner, whether by statute, in contract, or in tort, or for any other reason, exceed $[****]. Except for warranty repairs under Article X, the Builder shall have no liability except to the extent covered by Builder’s insurance as required by Article X.

5.	In no event will Builder’s aggregate liability for default or for liquidated damages exceed a combined total of [****]% of the contract price.
B.	Brokerage:

No third party shall be entitled to receive any brokerage commissions, finder’s fees, fees for financial advisory services or similar compensation in connection with the transaction contemplated by this Contract based on any arrangement or agreement made by or on behalf of neither Buyer nor Builder.
ARTICLE XXIII — INDEMNITIES
A.	Builder Indemnity:
1.	Third Parties. Builder shall release, defend, indemnify, and hold the Buyer Group harmless from and against all liability, claims, losses, damages, punitive damages, costs, expenses, attorneys’ fees, demands, suits and causes of action of every kind and character, arising in favor of any Third

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Party on account of personal injury or death and/or damages to Third Party property in any way incident to, or in connection with, or arising out of or under this Contract resulting from the joint or concurrent negligence, negligence per se, gross negligence, statutory fault, or strict liability of any member of the Builder Group or the unseaworthiness of any vessel owned, operated or chartered by any member of the Builder Group, to the extent such claims were caused by the negligence or other legal liability of any member of the Builder Group. As used herein, a “Third Party” is any person or entity not included in either the Buyer Group or the Builder Group.

2.	Pollution. Notwithstanding anything to the contrary herein, Builder shall release, defend, indemnify, and hold the Buyer Group harmless from and against all claims, demands, suits, causes of action, damages, natural resource damage assessments, response, cleanup, containment or disposal expenses and other liabilities, including, but not limited to, attorneys’ fees and the costs of litigation or administrative proceedings, arising from any spill, discharge, escape, release of or exposure to any waste, rubbish, petroleum, chemical or hazardous substances whether solid, liquid or gas, originating from any equipment, facility or property of the Builder Group, or from the handling, removal, transportation or disposal thereof, except to the extent such claims may have resulted from the conduct of any member of the Buyer Group.

3.	Property Damage to Buyer Property. With respect to damage to, or loss of, Buyer’s property, including without limitation, the Vessel, (“Buyer Property”), the parties agree that Builder Group shall not be liable to Buyer Group or its lenders or insurers for any damage to, or loss of, Buyer Property except such damage or loss as is caused by Builder Group’s negligence or breach of warranty, and then only to the extent of Builder Group’s negligence or breach of warranty and in no event shall the aggregate liabilities to all parties in interest for damage sustained by them as a result of such damage or loss exceed the insurance coverages and limits set out in Article XIII. Builder shall release, indemnify, defend and hold Buyer Group harmless from and against all claims, costs, losses or liabilities (including attorney’s fees and court costs) arising from, or relating to, destruction of or damage to Buyer Property, but only where such damage or loss is caused by Builder Group’s negligence or breach of warranty. This indemnity shall apply irrespective of the joint or concurrent negligence, negligence per se, gross negligence, statutory fault or strict liability of any member of Buyer Group or any pre-existing condition or the unseaworthiness of any vessel. In the event any member of Buyer Group or its lenders or any insurer of the Buyer Property makes any claim against Builder Group for any damage to or loss of Buyer Property, Buyer shall release, indemnify and hold Builder Group harmless from any such claim to the extent it exposes Builder Group to any liability in excess of the

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Contract Price. This indemnity of Builder Group by Buyer Group in excess of the Contract Price shall apply irrespective of the sole joint or concurrent negligence, negligence per se, gross negligence, statutory fault or strict liability of any member of the Builder Group, or any pre-existing condition or the unseaworthiness of any vessel.
B.	Buyer Indemnity:
1.	Third Parties. Buyer shall release, defend, indemnify, and hold the Builder Group harmless from and against all liability, claims, losses, damages, punitive damages, costs, expenses, attorneys’ fees, demands, suits and causes of action of every kind and character, arising in favor of any Third Party on account of personal injury or death and/or damages to Third Party property in any way incident to, or in connection with, or arising out of or under this Contract resulting from the joint or concurrent negligence, negligence per se, gross negligence, statutory fault, or strict liability of any member of the Buyer Group or the unseaworthiness of the Tug or any vessel owned, operated or chartered by any member of the Buyer Group, to the extent such claims were caused by the negligence or other legal liability of any member of the Buyer Group. As used herein, a Third Party is any person or entity not included in either the Buyer Group or the Builder Group.

2.	Pollution. Notwithstanding anything to the contrary herein, Buyer shall release, defend, indemnify, and hold the Builder Group harmless from and against all claims, demands, suits, causes of action, damages, natural resource damage assessments, response, clean up, containment or disposal expenses and other liabilities, including, but not limited to, attorneys’ fees and the costs of litigation or administrative proceedings, arising from any spill, discharge, escape, release of or exposure to any waste, rubbish, petroleum, chemical or hazardous substance, whether solid, liquid or gas, originating from any equipment, facility or property of the Buyer Group, including the Vessel, or from the handling, removal, transportation or disposal thereof, to the extent such claims may have resulted from the conduct of a member of the Buyer Group.

3.	Property Damage to Builder Property. With respect to damage to, or loss of, Builder’s property, including without limitation, its bulkheads and piers, (“Builder Property”), the parties agree that Buyer Group shall not be liable to Builder Group or its lenders or insurers for any damage to, or loss of, Builder Property except such damage or loss as is caused by Buyer Group’s negligence, and then only to the extent of Buyer Group’s negligence, and in no event shall the aggregate liabilities to all parties in interest for damage sustained by them as a result of such damage or loss exceed the insurance coverages and limits set out in Article XIII. Buyer

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shall release, indemnify, defend and hold Builder Group harmless from and against all claims, costs, losses or liabilities (including attorney’s fees and court costs ) arising from, or relating to, destruction of or damage to Builder Property, but only where such damage or loss is caused by Buyer Group’s negligence. This indemnity shall apply irrespective of the joint or concurrent negligence, negligence per se, gross negligence, statutory fault or strict liability of any member of Builder Group or any pre-existing condition or the unseaworthiness of any vessel. In the event any member of Builder Group or its lenders or any insurer of the Builder Property makes any claim against Buyer Group for any damage to or loss of Builder Property, Builder shall release, indemnify and hold Buyer Group harmless from any such claim to the extent it exposes Buyer Group to any liability in excess of the Contract Price. This indemnity of Buyer Group by Builder Group in excess of the Contract Price shall apply irrespective of the sole joint or concurrent negligence, negligence per se, gross negligence, statutory fault or strict liability of any member of the Buyer Group, or any pre-existing condition or the unseaworthiness of any vessel.

In no event shall the Buyer Group, the Builder Group, or the Vessel, be liable under this Article, whether in contract, warranty or tort (including negligence or strict liability) for economic losses, loss of charter hire or anticipated profits or revenues, delays or increased cost of operation, cost of substitute vessels or by reason of shutdown. The Buyer Group and the Builder Group hereby mutually release each other from all such loss or damage. Similarly, in no event shall the aggregate liability under the Buyer Indemnity or the Builder Indemnity exceed the insurance coverages and limits set out in Article XIII.
ARTICLE XXIV — CONTRACT PERFORMANCE SECURITY
A.	Builder shall provide the following as security for Builder’s performance under this Contract, which Buyer may draw upon for an undisputed or adjudged event of default relating solely to performance of the portion of the Contract providing for construction and delivery of the Tugs:
1.	The existing Irrevocable Standby Letter of Credit in the amount of $[****] for the benefit of Buyer (“the Letter of Credit”) as security for Builder’s performance under the contract dated as of September 2, 2005 for the construction of three (3) 342,000 BBL double-hull ATB Tank Barges (“the ATB Contract”). The Letter of Credit shall be amended so that it contains in substance the terms and conditions set forth in Exhibit F hereto (“the Amended Letter of Credit”),

2.	An escrow agreement entered into by Builder, Buyer and a financial institution reasonably satisfactory to Buyer and substantially in the form of Exhibit G hereto (“the Escrow Agreement”).

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3.	A corporate guaranty issued by Builder substantially in the form of Exhibit H hereto (“the Builder Guaranty”).

4.	[****]
B.	Prior to the date the initial payment from Buyer to Builder is due in accordance with Article II.B.3.a above, the Amended Letter of Credit shall have been delivered to Buyer, the Escrow Agreement shall have been entered into by the parties thereto and the Builder Guaranty and the [****] shall have been delivered to Buyer.

C.	Notwithstanding any other provision in this Contract, in the event of default by Builder hereunder, Buyer shall exhaust its remedies in the order set out in Paragraph A above. By way of example, prior to enforcing its rights under the Escrow Agreement, Buyer shall have first exhausted its rights under the Amended Letter of Credit.

D.	As regards the Escrow Agreement, the Parties agree that:
1.	Deposits made from progress payments in accordance with Article II.B shall equal [****] percent ([****]%) of each progress payment, subject to an aggregate limit of $[****] ,for each Tug. In no event shall the total Deposits made by Buyer for all Tugs exceed $[****].

2.	Buyer will execute and deliver the “proper written request to disburse” required under the Escrow Agreement to disburse the portion of the Deposits applicable to a Tug upon Builder’s delivery of the Tug for which such Deposits are made to Buyer.

3.	In the event of a Builder default and failure to cure, or any other dispute with Builder, the Buyer will execute and deliver the “proper written request to disburse” required under the Escrow Agreement to disburse all of the Deposits except for such amount as equals the monetary value of Buyer’s claims under this Contract arising from such default or dispute.

4.	Any dispute pertaining to the Deposits, disbursement thereof and/or the Escrow Agreement shall be subject to final resolution pursuant to the arbitration procedures set out in Article XIV only and shall not be subject to the “opt out” option thereof to withdraw from arbitration.
ARTICLE XXV — MISCELLANEOUS
A.	Confidentiality:

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Builder shall not release or disclose the Specifications, the Drawings, or other information about the design of the Tugs to any other party without the consent of Buyer. Builder shall provide Buyer a copy of Builder’s procedure to maintain confidentiality of the Specifications and the Drawings and other aspects of the work, for the Owner’s approval (which shall not be unreasonably withheld). Builder shall not be liable for a release or disclosure of such information if Builder has exercised due diligence to prevent such disclosure in accordance with its procedure. Builder shall not issue any publicity, press releases, or press statements concerning the Tugs without the consent of Buyer.

In the event of a conflict between the terms and conditions of this Paragraph and those contained in the Confidentiality Agreement between the parties dated 12 November 2004 the terms and conditions of the Confidentiality Agreement shall prevail.
B.	Buyer’s Business Standards:
1.	Buyer is firmly committed to ethical business practices, and expects its vendors to share that commitment. Builder shall sign and comply with Buyer’s Vendor Code of Conduct, a copy of which is attached as Exhibit J hereto, and shall insure that all of its employees conducting business with Buyer are aware of, and comply with, the Code of Conduct.

2.	Suspected violations of Buyer’s Vendor Code of Conduct or improper practices by Buyer’s employees in conducting business with Builder shall be reported to Buyer’s Ethics Compliance Officer as set forth in Buyer’s Vendor Code of Conduct.
ARTICLE XXVI — EFFECTIVE DATE OF CONTRACT
This Contract shall become effective as of the date hereof.
IN WITNESS WHEREOF, the parties hereto have caused this Contract to be duly executed as of the day and year first above written.

BENDER SHIPBUILDING & REPAIR CO., INC.

By:

Name:
Title:

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Attest:

Name:
Title:

MARITRANS OPERATING COMPANY L.P.

By:

Name:
Title:

Attest:

Name:
Title:

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EXHIBIT A
THE SPECIFICATIONS
EXHIBIT B
THE DRAWINGS
EXHIBIT C
MILESTONE PAYMENTS
EXHIBIT D
PROTOCOL OF DELIVERY AND ACCEPTANCE

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